SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $1,048,487.19
B Recoveries this period relating to Defaulted Recvbles $8,909.38 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $31,930.42
E Interest earnings this period on Certificate Account
  balances                                            $27,449.94
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $48,685.13
G Investment Earnings on the cash collateral account depos
  deposit                                             $57,321.44

1 TOTAL REVENUES                                   $1,222,783.50

H Certificateholder Interest                         $639,928.55
I Defaulted Receivables this period                  $123,608.98
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $107,042.85
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $32,308.17
P Loan Fee on Loan                                     $4,208.21

2 TOTAL EXPENSES                                    $907,346.76

3 EXCESS SPREAD                                      $ 315,436.74
Q Pool Balance on first day of related Collection
  Period                                         $128,451,418.75


  EXCESS SPREAD PERCENTAGE                                 2.95%

  Three month average Excess Spread Percentage             2.28%
  Six month average Excess Spread Percentage               2.20%



    10/96                                                  Page 2


 CONTRACTS

 R # of contracts on first day of Collection Period      15,562
 S # scheduled pay off
 T # prepayment in full                                     501
 U Defaulted contracts                                       22

 4 # of contracts on last day of Collection Period       15,039


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $128,451,418.75
 W Scheduled principal received this period
 X Principal repayments received this period        $6,554,960.94
 Y Defaulted receivables this period                   $ 70,851.13

 5 Pool Balance on last day of related Collection
 Period                                          $121,825,606.68

   OTHER DATA

 Weighted average original term of remaining contracts   57.55
 Weighted average remaining term of remaining contracts  33.52
 Weighted average APR of remaining contracts             9.72%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $118,881,235.34       97.58%           14,704
  30-59 days   $  1,458,403.69         1.20%               172
  60-89 days        474,478.76          0.39%                55
  90-119 days       294,209.98         0.24%                 36
 120-149 days       189,388.59         0.16%                 19
 150-179 days       120,006.06         0.10%                 13
 180+days           407,884.26         0.33%                 40

  TOTAL        $121,825,606.68       100.00%          15,039